Exhibit 3.17
CERTIFICATE OF FORMATION
OF
UCI-WELLS HOLDINGS, L.L.C.
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is:
UCI-Wells Holdings, L.L.C.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, New Castle County, Delaware 19801
Executed on December 21, 2005

/s/ Eleanor Romanelli
Eleanor Romanelli
Authorized Person

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